UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2013
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)

(405) 600-0711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b)    On June 13, 2013, T. J. Boismier and Michael G. Cook each notified GMX Resources Inc. (the “Company”) of his resignation from the Company’s Board of Directors by separate resignation letters, in each case, effective as of June 13, 2013.

ITEM 8.01	OTHER EVENTS.
As previously reported, on April 1, 2013, the Company filed a voluntary petition (In re: GMX Resources Inc., Debtor, Case No. 13-11456) for reorganization under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”). Two of the Company’s subsidiaries, Diamond Blue Drilling Co. and Endeavor Pipeline Inc. (each a “Debtor” and, collectively with the Company, the “Debtors”), also filed related petitions with the Bankruptcy Court (Case Nos. 13-11457 and 13-11458, respectively). The Company’s petition and its subsidiaries’ petitions are referred to herein collectively as the “Bankruptcy Case.”

On June 11, 2013, the Bankruptcy Court approved an order (the “Order”) (a) establishing bidding procedures in connection with the sale of substantially all of the Debtors’ assets, (b) approving the form and manner of notices related to the asset sale, (c) scheduling dates for an auction and sale hearing, (d) authorizing and approving the form of a Stalking Horse Asset Purchase Agreement, (e) approving procedures to determine cure amounts related to the assumption and assignment of certain executory contracts, (f) approving the sale of the assets free and clear of all liens, claims, encumbrances to the winning bidder and (g) authorizing the assumption and assignment of certain executory contracts and unexpired leases of the Debtors.
The Order sets the deadline (the “Bid Deadline”) to submit bids for the Debtors’ assets at August 21, 2013 at 12:00 p.m. central time. If at least one Qualifying Bid (as determined by the Debtors and their advisors, in consultation with the Backstop Lenders, the Steering Committee and the Creditors’ Committee, as such terms are defined in the Order) for the purchase of the Debtors' assets is received before the Bid Deadline, then the Order states that an auction will be conducted on August 28, 2013 at 10:00 a.m. central time in accordance with the Bidding Procedures (defined below), pursuant to the Order. The Order sets the date for the sale hearing for the Bankruptcy Court to consider approval of the sale of the Purchased Assets (defined below) at September 10, 2013 at 1:30 p.m. central time.
The Order further specifies the bidding procedures (the “Bidding Procedures”) to determine the highest or otherwise best bid for substantially all of the Debtors’ assets and the assumption and assignment of certain executory contracts and unexpired leases (the “Purchased Assets”). The Bidding Procedures specify that a bidder may submit a bid for either (a) all of substantially all of the Debtors’ assets or (b) only a portion of the Debtors’ assets, in accordance with the provisions governing Piecemeal Bids. The Bidding Procedures further specify that sale of the Purchased Assets will be on an “as is, where is” basis and without representations or warranties of any kind by the Debtors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: June 17, 2013	By: Name: Title:	/s/ James A. Merrill James A. Merrill Chief Financial Officer

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